Exhibit 10.5

AMENDMENT NO. 1 TO CONVERTIBLE NOTE

This Amendment No. 1 to Convertible Note (this “Amendment”) is entered into as of September 30, 2026, by and between Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Maker”), and Defender Opportunity LLC, a Delaware limited liability company (the “Holder”).

RECITALS

A. The Maker issued to the Holder a Convertible Note in the principal amount of $809,705.75 (the “Note”) under a Note Purchase Agreement between the Maker and the Holder dated as of June 24, 2026 (the “Purchase Agreement”).

B. Section 2 and Section 5(b) of the Note refer to the Merger (as defined in the Note) being consummated on or before September 30, 2026.

C. In consideration of the payment described in Section 2 below, the Maker and the Holder wish to amend the Note to extend that date to October 30, 2026, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized words and terms not otherwise defined in this Amendment shall have the meaning ascribed to such words and terms set forth in the Note.

2. Amendments to the Note.

(a) The last sentence of Section 2 of the Note is amended by replacing “September 30, 2026” with “October 30, 2026,” so that it reads:

“Notwithstanding anything herein to the contrary, no interest shall be payable upon Conversion of this Note if the Merger is consummated on or before October 30, 2026.”

(b) The second sentence of Section 5(b) of the Note is amended by replacing “September 30, 2026” with “October 30, 2026,” so that it reads:

“Provided that the Merger is consummated on or before October 30, 2026, this Note shall convert into the Conversion Shares immediately upon the closing of the Merger without the payment of any interest; provided that the number of shares of Common Stock issued to the stockholders of Gravitics, Inc. in the Merger shall assume the consummation of the Conversion prior to such closing.”

2. Extension Fee. In consideration of the Holder’s agreement to this Amendment, the Maker shall pay the Holder $25,000 in cash (the “Extension Fee”) by wire transfer of immediately available funds to an account the Holder designates in writing, within three (3) business days after the date of this Amendment. The Extension Fee is fully earned on execution of this Amendment and is non-refundable. It will not reduce the principal of the Note or any amount payable under it, and it will not be applied against them. Any failure to pay the Extension Fee when due will be subject to Section 9(a) of the Note.

3. Effectiveness. This Amendment takes effect when each of the Maker and the Holder has executed and delivered it. Effectiveness does not depend on payment of the Extension Fee.

4. No Other Changes; References. Except as expressly amended by this Amendment, the Note and the Purchase Agreement remain unchanged and in full force and effect, and are ratified and confirmed. From and after the effectiveness of this Amendment, each reference to the Note in the Note, the Purchase Agreement or any related document means the Note as amended by this Amendment. Nothing in this Amendment waives any right or remedy under the Note or the Purchase Agreement, except as expressly set forth in Section 1.

5. Representations. Each party represents that it has duly authorized, executed and delivered this Amendment, and that this Amendment is its valid and binding obligation, enforceable against it in accordance with its terms. The Holder represents that it is the sole holder of the Note and has not assigned or transferred the Note or any interest in it.

6. Miscellaneous. Sections 10 (Governing Law; Exclusive Jurisdiction) and 12 (Severability) of the Note apply to this Amendment mutatis mutandis. This Amendment may be executed in counterparts, each of which is deemed an original, and all of which together constitute one instrument. Signatures delivered by facsimile, .pdf or other electronic transmission are deemed original signatures.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James J. Martin
Name:	James J. Martin
Title:	Chief Financial Officer

DEFENDER OPPORTUNITY LLC

By:	/s/ James Manning
Name:	James Manning
Title:	Managing Member